Exhibit 10.14

REGISTRATION RIGHTS AGREEMENT

Table of Contents

Page

1.	Definitions		1

2.	Registration Rights		3

	2.1	Mandatory and Demand Registration	3

	2.2	Obligations of the Company	5

	2.3	Furnish Information	6

	2.4	Expenses of Registration	6

	2.5	Indemnification	6

	2.6	Piggyback Registration	8

	2.7	Termination of Registration Rights	9

	2.8	Liquidated Damages	9

	2.9	Obligation to Register ADSs	9

3.	Miscellaneous		9

	3.1	Nominees for Beneficial Owners	9

	3.2	Successors and Assigns	10

	3.3	Governing Law	10

	3.4	Notices	10

	3.5	Amendments and Waivers	10

	3.6	Heading; Interpretations	10

	3.7	Severability	11

	3.8	Dispute Resolution	11

	3.9	Waiver of Jury Trial	11

	3.10	Further Assurances	11

	3.11	Entire Agreement	11

	3.12	Delays or Omissions	12

	3.13	Specific Performance	12

	3.14	Counterparts	12

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of June [•], 2024, by and between Ascentage Pharma Group International, an exempted company with limited liability incorporated in the Cayman Islands (the “Company”) and Takeda Pharmaceuticals International AG, a company incorporated under the laws of Switzerland (“Investor”).

RECITALS

WHEREAS, the Company has entered into that certain Securities Purchase Agreement, dated on or about the date hereof, with Investor (the “Purchase Agreement”), pursuant to which Investor will purchase Ordinary Shares (as defined below) of the Company.

WHEREAS, the Company desires to provide registration rights for such Ordinary Shares (and corresponding ADSs) to Investor.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1.             Definitions. For purposes of this Agreement:

1.1           “ADSs” means American Depositary Shares representing Ordinary Shares.

1.2           “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital or private equity fund now or hereafter existing that is controlled by one (1) or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). The parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that, in such case, such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity.

1.3           “Agreement” has the meaning specified in the Preamble.

1.4           “Company” has the meaning specified in the Preamble.

1.5           “Company Breach” has the meaning specified in Section 2.8.

1.6           “Damages” means any loss, damage or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such loss, damage or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus, issuer free writing prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements therein, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

1.7           “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8           “Form F-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.9           “Form F-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.10         “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.11         “Investor” has the meaning specified in the Preamble.

1.12         “Liquidated Damages” has the meaning specified in Section 2.8.

1.13         “Ordinary Share” means ordinary shares of US $0.0001 par value each in the share capital of the Company and any and all securities of any kind whatsoever which may be issued after the date hereof in respect of, or in exchange for, such ordinary share of the Company pursuant to a merger, consolidation, stock split, stock dividend, conversion or recapitalization of the Company or otherwise.

1.14         “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.15         “Proposed IPO” shall have the meeting in the Purchase Agreement.

1.16         “Purchase Agreement” has the meaning specified in the Recitals.

1.17         “Registrable Securities” means (i) any Ordinary Shares (or corresponding ADSs) purchased by Investor pursuant to the Purchase Agreement or (ii) any Ordinary Shares (or corresponding ADSs) issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above held by Investor. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold (other than in a privately negotiated sale where the transferor has assigned its rights under this Agreement and the transferee agrees in writing to be bound by the terms hereof) in compliance with the requirements of applicable U.S. securities laws and, upon consummation of such sale, such securities are not “restricted securities” as defined in SEC Rule 144, (C) the registration rights have been terminated with respect to such securities pursuant to Section 2.7 of this Agreement, or (D) if after two years from the date of this Agreement, such securities may be sold without registration pursuant to SEC Rule 144 (but with no volume or other restrictions or limitations).

1.18         “Resale Registration Statement” has the meaning specified in Section 2.1(a).

1.19         “Restricted Period” has the meaning specified in the Purchase Agreement.

1.20         “SEC” means the Unites States Securities and Exchange Commission.

1.21         “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.22         “SEC Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.

1.23         “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.             Registration Rights. The Company covenants and agrees as follows:

2.1           Mandatory and Demand Registration.

(a)             Mandatory Registration. On or prior to the date that is three hundred twenty (320) days following the closing of the transactions contemplated by the Purchase Agreement and subject to Section 2.1(c), the Company shall file with the SEC a Form F-1 registration statement covering the resale of the Registrable Securities (the “Resale Registration Statement”) for an offering to be made on a continuous basis pursuant to SEC Rule 415. The Company shall use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective under the Securities Act by no later than the date of the expiration of the Restricted Period, and shall use its commercially reasonable efforts to keep the Resale Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all Registrable Securities covered by the Resale Registration Statement have been publicly sold by Investor, or (ii) the date that all securities covered by the Resale Registration Statement cease to be Registrable Securities hereunder.

(b)             Form F-3 and Form S-3 Demand. Subject to Section 2.1(c), if at any time when it is eligible to use a Form F-3 or Form S-3 registration statement, the Company receives a request from Investor that the Company file a Form F-3 or Form S-3 registration statement with respect to any Registrable Securities, then the Company shall as soon as practicable, and in any event within thirty (30) days after the date such request is given by Investor, file a Form F-3 or Form S-3 registration statement under the Securities Act covering all Registrable Securities that Investor requested to be registered, subject to the limitations of Section 2.1(c).

(c)             Limitations on Registration. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to (i) Section 2, if the Company does not have a class of equity securities that is registered pursuant to Section 12 of the Exchange Act and listed for trading on Nasdaq or the NYSE or (ii) Section 2.1(b), if the Company has effected one (1) registration pursuant to Section 2.1(a) or Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. Without limiting the foregoing, the Company shall not be obligated to effect, or take action to effect, any registration pursuant to this Section 2 if such action is expressly prohibited pursuant to a customary market stand-off provision in an underwriting agreement with regard to the Company’s ability to effect any such registration statement for a period of up to one hundred eighty (180) days after its Proposed IPO.

(d)             Delay in Filing. Notwithstanding the foregoing, if the Company furnishes to Investor a certificate signed by the chief executive officer or the chief financial officer of the Company stating that in the good faith judgment of the Board of Directors of the Company (after consultation with external legal counsel) it would have a material adverse effect on the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, the Company shall have the right, upon giving prompt written notice of such action to Investor, to delay the filing for up to sixty (60) days or initial effectiveness (but not the preparation) of, or suspend use of, such registration statement. If the Company so delays the filing or the effectiveness of, or suspends the use of, a registration statement, Investor shall be entitled, within five (5) days after receipt of such written notice, to withdraw such registration request and, if such registration request is withdrawn, such registration request shall not count for the purposes of the limitations set forth in Section 2.1(c).

(e)             Underwriting Requirements. If, pursuant to Section 2.1, Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall advise the Company with respect to a registration made pursuant to Section 2.1. The underwriter(s) will be selected by the Company. In such event, the right of Investor to include Investor’s Registrable Securities in such registration shall be conditioned upon Investor’s participation in such underwriting and the inclusion of Investor’s Registrable Securities in the underwriting to the extent provided herein. If Investor proposes to distribute its securities through such underwriting, it shall (together with the Company as provided in Section 2.2(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.

2.2           Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)             other than with respect to the Resale Registration Statement, prepare and file with the SEC a registration statement with respect to such Registrable Securities, and use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable after the filing thereof and, upon the request of Investor, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed;

(b)             prepare and file with the SEC such amendments and supplements to such registration statement, the prospectus used in connection with such registration statement or any other required document as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)             furnish to Investor, its counsel and each managing underwriter, if any, without charge, such number of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act or as may be reasonably requested, and such other documents as Investor may reasonably request in order to facilitate disposition of its Registrable Securities;

(d)             use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by Investor; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)             in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering, and make such representations and warranties in the underwriting agreement to Investor and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when reasonably requested;

(f)              use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which the same securities issued by the Company are then listed;

(g)             use its commercially reasonable efforts to furnish, (i) an opinion, dated as of the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) “comfort” letters dated as of the date such Registrable Securities are priced and on the date that such Registrable Securities are delivered to the underwriters for sale, in each case if such securities are being sold through underwriters, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h)             promptly make available for inspection by Investor, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by Investor, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent, in each case, to the extent necessary to verify the accuracy in all material respects of the information in such registration statement;

(i)              use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;

(j)              use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(k)             notify Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective; and

(l)              after such registration statement becomes effective, notify Investor of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.3           Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of Investor that Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of Investor’s Registrable Securities.

2.4           Expenses of Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to this Section 2, including all registration, filing, qualification, fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company, shall be borne and paid by the Company, whether or not any registration statement is filed or becomes effective. All underwriting discounts and commissions relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by Investor.

2.5           Indemnification. If any Registrable Securities are included in a registration statement whether or not pursuant to this Section 2:

(a)             To the extent permitted by law, the Company will indemnify and hold harmless Investor, and the partners, members, officers, directors and stockholders of Investor; any underwriter (as defined in the Securities Act) for Investor; and each Person, if any, who controls Investor or underwriter within the meaning of the Securities Act or Exchange Act, against any Damages, and the Company will pay to each such aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Investor, underwriter or any other aforementioned Person expressly for use in connection with such registration.

(b)             To the extent permitted by law, Investor, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the applicable registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, any underwriter (as defined in the Securities Act), any other holder of Ordinary Shares selling securities in such registration statement, and any controlling Person of any such underwriter or other holder of Ordinary Shares, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Investor or its Affiliates expressly for use in connection with such registration; and Investor will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Investor, which consent shall not be unreasonably delayed, conditioned or withheld; provided, further, that in no event shall the amount payable by Investor pursuant to this Section 2.5(b) exceed the proceeds from the offering received by Investor (net of any expenses by Investor), except in the case of fraud or willful misconduct by Investor.

(c)             Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5.

(d)             To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.5, then, and in each such case, such parties will contribute to the aggregate losses, claims, Damages, liabilities or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions or other actions that resulted in such loss, claim, Damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) Investor will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by Investor pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)             Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering registered on a registration statement filed pursuant to this Section 2 are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)             The obligations of the Company and Investor under this Section 2.5 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.6           Piggyback Registration. Without limiting any obligation of the Company hereunder, if, following the expiration of the Restricted Period, there is not an effective registration statement covering all of the Registrable Securities or the prospectus contained in any such registration statement is not available for use and the Company shall determine to prepare and file with the SEC a registration statement or offering statement relating to an offering for its own account under the Securities Act of any of its equity securities (other than on Form F-4, Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s share option or other employee benefit plans, or on Form F-1 relating to the Proposed IPO), then the Company shall deliver to Investor a written notice of such determination and, if within ten (10) days after the date of the delivery of such notice, Investor shall so request in writing, the Company shall include in such registration statement or offering statement all or any part of such Registrable Securities such Investor requests to be registered.

2.7           Termination of Registration Rights. The right of Investor to request inclusion of Registrable Securities in any registration pursuant to Section 2.1 shall terminate at such time Investor no longer owns Registrable Securities. Notwithstanding the foregoing, Investor’s rights and obligations pursuant to Section 2.5, as well as the Company’s obligations to pay expenses pursuant to Section 2.4, shall survive with respect to any registration statement in which any Registrable Securities of Investor were included and, for the avoidance of doubt, any underwriter lock-up that Investor has executed prior to Investor’s termination in accordance with this clause shall remain in effect in accordance with its terms. Notwithstanding the foregoing, the Company shall have the right to terminate or withdraw any registration statement pursuant to Section 2.1 once Investor no longer owns Registrable Securities.

2.8           Liquidated Damages. If the Resale Registration Statement is not declared effective on or before the date contemplated by Section 2.1(a) (as such date may be extended pursuant to Section 2.1(c) or Section 2.1(d)), or if such Resale Registration Statement does not remain continuously effective while the Investor owns Registrable Securities (a “Company Breach”) in accordance with this Section 2, the Company shall pay to Investor an amount equal to $20,000 per day for each trading day that such Company Breach continues (the “Liquidated Damages”), up to a maximum of $2,000,000 in the aggregate. The Company and Investor intend that the Liquidated Damages constitute compensation, and not a penalty.

2.9           Obligation to Register ADSs. Notwithstanding anything to the contrary herein, unless the Company has previously caused the Ordinary Shares to be listed on a national securities exchange or trading system in the United States (it being acknowledged that the Company shall have no obligation to so list the Ordinary Shares) and a market in the United States for Ordinary Shares not held in the form of ADSs exists, then in any registration pursuant to this Agreement any Registrable Securities registered and sold pursuant thereto shall be in the form of ADSs.

3.             Miscellaneous.

3.1           Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as Investor for purposes of any request or other action by Investor or Investor’s Registrable Securities pursuant to this Agreement, provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership, written confirmation from such nominee and the beneficial owner agrees to be bound by the terms of this Agreement, including the provisions of Section 2.7.

3.2           Successors and Assigns. The rights under this Agreement shall not be assigned, transferred, delegated or sublicensed by a party hereto without the prior written consent of the other party. Any attempt by a party without such permission of the other party to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Notwithstanding the foregoing, Investor may assign its rights hereunder to an Affiliate of Investor without the prior written consent of the Company; provided, however, that (A) the Company is, promptly following such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights have been transferred; and (B) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.7. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.3           Governing Law. This Agreement shall be governed by the internal law of the State of New York without regard to principles of conflicts of law.

3.4           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day (as defined in the Purchase Agreement), or (c) one (1) Business Day after deposit with a nationally recognized courier, freight prepaid, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 3.4. If notice is given to the Company, a copy shall also be sent to Wilson Sonsini Goodrich & Rosati, P.C., Suite 1509, 15/F Jardine House, 1 Connaught Place Central, Hong Kong, HK, Attn: Weiheng Chen, wchen@wsgr.com, and if notice is given to Investor, a copy shall also be given to Morgan, Lewis & Bockius LLP, One Federal Street, Boston, MA, 02110-1726, United States, Attn: Suzanne Filippi, suzanne.filippi@morganlewis.com.

3.5           Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or Investor unless such modification, amendment or waiver is approved in writing by the Company and Investor. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.

3.6           Heading; Interpretations. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All Section references are to this Agreement unless otherwise expressly provided. When used in this Agreement, the words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation.”

3.7           Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

3.8           Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the state of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the state of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

3.9           Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE SECURITIES ISSUED HEREUNDER, THE REGISTRATION RIGHTS AGREEMENT, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 3.9 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

3.10         Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3.11         Entire Agreement. This Agreement (including any Exhibits and Schedules hereto), the Option Agreement, the Securities Purchase Agreement and the License Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.12         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.13         Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.14         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered by electronic mail (including .pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

ASCENTAGE PHARMA GROUP INTERNATIONAL

By:	/s/ Dajun Yang
Name:	Dajun Yang, M.D., Ph.D.
Title:	Chairman and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

TAKEDA PHARMACEUTICALS INTERNATIONAL AG

By:	/s/ Antonio Toma
Antonio Toma, Authorized signatory

By:	/s/ Dan Bengtsson
Dan Bengtsson, authorized signatory

[Signature Page to Registration Rights Agreement]